Exhibit 99.1

2500 CityWest Boulevard Suite 2200 Houston, TX 77042 (713) 361-2600

FOR IMMEDIATE RELEASE June 18, 2014	Contact: Ike Smith Vice President - Finance (713) 243-2713

Cal Dive Announces Chief Financial Officer Resignation

HOUSTON, TX – (June 18, 2014) Cal Dive International, Inc. (NYSE:DVR) announced today that Brent D. Smith, the Company's Chief Financial Officer, voluntarily resigned from the Company effective June 13, 2014 to pursue other opportunities.  The Company has commenced a search for a new Chief Financial Officer and will consider both internal and external candidates.  Until a new Chief Financial Officer is named, Mr. Quinn J. Hébert, the Company's Chairman, President and Chief Executive Officer will assume the additional responsibilities of Chief Financial Officer of the Company.  Mr. Smith has agreed to make himself available to assist during the transition.

Quinn Hébert, stated "We appreciate the contributions that Brent has made to our Company during his 10 year tenure and wish him well in his future endeavors."

Cal Dive International, Inc., headquartered in Houston, Texas, is a marine contractor that provides manned diving, pipelay and pipe burial, platform installation and salvage, and light well intervention services to the offshore oil and natural gas industry on the Gulf of Mexico OCS, Northeastern U.S., Latin America, Southeast Asia, China, Australia, West Africa, the Middle East, and Europe, with a diversified fleet of dive support vessels and construction barges.